Exhibit 99.1

Natural Health Trends Reports Strong Third Quarter 2015 Financial Results

•	Record quarterly revenue increased 154% year-over-year to $80.8 million

•	Record quarterly net income of $14.5 million or $1.18 per diluted share

•	Increased dividend by 25% to $0.05 per share

•	Repurchased $5.0 million of common stock during the quarter

LOS ANGELES – October 27, 2015 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling company that markets premium quality personal care, wellness and "quality of life" products under the NHT Global brand, today announced its financial results for the quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights

•	Total revenue increased 154% to $80.8 million, compared to $31.8 million in the third quarter of 2014.

◦	Revenue from the Company’s Hong Kong operations, which represents 94% of total revenue, increased 168% to $75.9 million, compared to $28.3 million in the third quarter of 2014.

◦	Revenue outside of Hong Kong increased 38% to $4.9 million, compared to $3.5 million in the third quarter of 2014.

•	Operating income increased 171% to $14.8 million, compared to $5.5 million in the third quarter of 2014.

•	Net income available to common stockholders was $14.5 million, or $1.18 per diluted share, compared to $5.4 million, or $0.42 per diluted share, in the third quarter of 2014.

•	The number of Active Members[1] increased 24% to 94,700 at September 30, 2015, compared to 76,400 at June 30, 2015.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve month period.

Year-to-Date 2015 Financial Highlights

•	Total revenue increased 114% to $191.2 million, compared to $89.2 million in the first nine months of 2014.

•	Operating income increased 130% to $34.0 million, compared to $14.8 million in the first nine months of 2014.

•	Net income available to common stockholders was $33.5 million, or $2.70 per diluted share, compared to $14.6 million, or $1.16 per diluted share, in the first nine months of 2014.

Management Commentary

"The third quarter was a record quarter, driven by our successful execution efforts for launching and marketing our products, as well as through supporting our leaders in developing effective sales techniques,” commented Chris Sharng, President of Natural Health Trends Corp. “Our record third quarter revenue and net income both posted significant sequential increases and more than doubled versus the third quarter last year. Strengthened consumer demand for our products in China, coupled with strong growth in our active member base helped contribute to this impressive growth.”

Mr. Sharng continued, “We were very pleased to report that we have initiated the process for submitting a direct-selling license application in the Chinese province of Guangdong. We are hopeful that a license will enable us to drive incremental growth by leveraging our growing brand recognition in China as well as our Hong Kong distribution infrastructure. As we are still very early in this process, timing for obtaining our direct-selling license remains uncertain. In the interim, we will remain highly focused on managing all aspects of our core business that are within our control.”

Balance Sheet and Cash Flow

•	At September 30, 2015, cash and cash equivalents totaled $94.6 million, compared to $74.4 million at June 30, 2015.

•
Net cash provided by operating activities in the third quarter of 2015 was $25.7 million, compared to $8.1 million in the third quarter of 2014. For the first nine months of 2015, net cash provided by operating activities was $65.2 million, compared to $20.9 million in the first nine months of 2014.

•
On October 21, 2015, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share on outstanding common stock, a 25% increase over the prior quarter dividend, which will be payable on November 20, 2015 to stockholders of record as of November 10, 2015.

•
During the three months ended September 30, 2015, the Company repurchased a total of $5.0 million of its common stock under its existing $15.0 million stock repurchase program, which remains available for repurchase through December 2016. The Company expects to continue executing against the $15.0 million stock repurchase program and anticipates it will repurchase an additional $5.0 million under this program soon. Since November 2014, the Company has repurchased 800,618 shares of common stock at a cost of $15.6 million.

"Our healthy liquidity position and strong cash flow generation affords us the flexibility and resources to continue investing in the growth of our business while at the same time providing returns to our shareholders through cash dividends and repurchasing shares of our common stock," added Scott Davidson, Senior Vice President and Chief Financial Officer of Natural Health Trends Corp.

Third Quarter 2015 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2015 financial results today, Tuesday, October 27, 2015 at 4:30 p.m. Eastern Time. The conference call details are as follows:

Date:	Tuesday, October 27, 2015
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13621699
Webcast:	http://public.viavid.com/index.php?id=116470

For those unable to participate during the live broadcast, a replay of the call will also be available from 7:30 p.m. Eastern Time on October 27, 2015 through 11:59 p.m. Eastern Time on November 10, 2015 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing the replay pin number: 13621699.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company's website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 6, 2015 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investors:
Addo Communications
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$94,565	$44,816
Accounts receivable	305	107
Inventories, net	6,613	3,760
Other current assets	1,706	930
Total current assets	103,189	49,613
Property and equipment, net	917	476
Goodwill	1,764	1,764
Restricted cash	3,231	315
Other assets	610	372
Total assets	$109,711	$52,540
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,371	$2,232
Income taxes payable	458	268
Accrued commissions	20,643	8,853
Other accrued expenses	14,426	6,743
Deferred revenue	4,515	2,687
Deferred tax liability	65	65
Amounts held in eWallets	13,419	2,064
Other current liabilities	1,590	1,513
Total current liabilities	59,487	24,425
Long-term incentive	1,436	1,665
Total liabilities	60,923	26,090
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	85,940	85,750
Accumulated deficit	(22,617)	(54,799)
Accumulated other comprehensive income	17	62
Treasury stock, at cost	(14,565)	(4,576)
Total stockholders’ equity	48,788	26,450
Total liabilities and stockholders’ equity	$109,711	$52,540

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net sales	$80,779	$31,833	$191,204	$89,184
Cost of sales	16,001	6,756	39,025	19,517
Gross profit	64,778	25,077	152,179	69,667
Operating expenses:
Commissions expense	40,036	14,509	93,443	40,390
Selling, general and administrative expenses	9,867	5,076	24,571	14,454
Depreciation and amortization	72	28	181	72
Total operating expenses	49,975	19,613	118,195	54,916
Income from operations	14,803	5,464	33,984	14,751
Other expense, net	(135)	(31)	(112)	(39)
Income before income taxes	14,668	5,433	33,872	14,712
Income tax provision	137	46	330	144
Net income	14,531	5,387	33,542	14,568
Preferred stock dividends	—	(2)	—	(9)
Net income available to common stockholders	$14,531	$5,385	$33,542	$14,559
Income per common share:
Basic	$1.19	$0.43	$2.71	$1.22
Diluted	$1.18	$0.42	$2.70	$1.16
Weighted-average number of common shares outstanding:
Basic	12,239	12,455	12,364	11,883
Diluted	12,284	12,774	12,439	12,424
Cash dividends declared per share:
Common	$0.040	$0.010	$0.090	$0.020
Series A preferred stock	$—	$0.027	$—	$0.862

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33,542	$14,568
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	181	72
Stock-based compensation	56	42
Cumulative translation adjustment realized in net income	(82)	—
Changes in assets and liabilities:
Accounts receivable	(217)	25
Inventories, net	(2,904)	(2,547)
Other current assets	(736)	(205)
Other assets	(264)	(16)
Accounts payable	2,140	1,359
Income taxes payable	190	140
Accrued commissions	11,832	3,218
Other accrued expenses	8,397	3,479
Deferred revenue	1,844	346
Amounts held in eWallets	11,354	—
Other current liabilities	93	442
Long-term incentive	(229)	—
Net cash provided by operating activities	65,197	20,923
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(645)	(199)
Increase in restricted cash	(3,028)	—
Net cash used in investing activities	(3,673)	(199)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	309	4,948
Repurchase of common stock	(11,079)	(97)
Dividends paid	(1,111)	(348)
Net cash (used in) provided by financing activities	(11,881)	4,503
Effect of exchange rates on cash and cash equivalents	106	(29)
Net increase in cash and cash equivalents	49,749	25,198
CASH AND CASH EQUIVALENTS, beginning of period	44,816	14,550
CASH AND CASH EQUIVALENTS, end of period	$94,565	$39,748
NON-CASH FINANCING ACTIVITY:
Conversion of preferred stock	$—	$56
Issuance of treasury stock	666	—